FOR IMMEDIATE RELEASE

November 7, 2013

Contact:  Susan M. Jordan

      732-577-9997

UMH PROPERTIES, INC. ANNOUNCES NEW ACQUISITION

FREEHOLD, NJ, November 7, 2013………….UMH Properties, Inc. (NYSE: UMH) announced that on November 6, 2013, it closed on the acquisition of five manufactured home communities for $11,800,000. These five all-age communities contain a total of 519 developed home sites that are situated on approximately 200 total acres.  This portfolio consists of four communities located in Ohio and one community located in New York. The average occupancy for these communities is approximately 82%. With this acquisition, UMH owns seventy-four communities consisting of approximately 13,400 developed home sites.

Samuel A. Landy, President, stated, “UMH continues to execute our growth strategy.  With this acquisition, we have increased our portfolio by approximately 26% since 2012. These five communities are an excellent fit with our existing portfolio. We believe that these communities will benefit from our sales and rental programs.  They will further enhance our substantial presence throughout the Marcellus and Utica shale region.”

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates seventy-four manufactured home communities containing approximately 13,400 developed home sites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, and Michigan. In addition, the Company owns a portfolio of REIT securities.

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